Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-153646) and related prospectus of Stanley Black & Decker, Inc. (formerly The Stanley Works) (the “Company”) and to the incorporation by reference therein of our report dated February 19, 2010, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation (“Black & Decker”) at December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 incorporated by reference in the Company’s Current Report on Form 8-K dated March 12, 2010, and our report dated February 19, 2010 on the effectiveness of internal control over financial reporting of Black & Decker, included in Black & Decker’s 2009 Annual Report on Form 10-K incorporated by reference in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 2, 2010, both filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Baltimore, Maryland

August 27, 2010